UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2016

Niska Gas Storage Partners LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34733 (Commission File Number)	27-1855740 (I.R.S. Employer Identification No.)

170 Radnor Chester Road, Suite 150
Radnor, PA 19087
(Address of principal executive office) (Zip Code)

(484) 367-7432
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On February 29, 2016, Niska Gas Storage Partners LLC (the “Company”) entered into Amendment No. 1 to Amended & Restated Credit Agreement (the “Revolving Amendment”) to the Amended & Restated Credit Agreement (the “Revolving Credit Agreement”), dated as of June 29, 2012, with Royal Bank of Canada as Administrative Agent and Collateral Agent, and the lenders party thereto.  Pursuant to the Revolving Amendment, the Revolving Credit Agreement permits the Company and its subsidiaries to grant security interests over their assets to the lenders under the Credit Agreement (the “Term Credit Agreement”), dated as of July 28, 2015, with Swan Finance LP as Administrative Agent and Collateral Agent, and the lenders party thereto.  In addition, among other things, the Revolving Amendment: (i) permits the acquisition of the Company by Swan Holdings LP (the “Acquisition”) without resulting in a change of control under the Revolving Credit Agreement; (ii) reduces the aggregate commitments under the Revolving Credit Agreement from $400 million to $320 million immediately; (iii) extends the maturity date from June 29, 2016 to the earlier to occur of: (x) September 30, 2016 (or, if the borrowers have provided written notice to the Administrative Agent on or prior to September 16, 2016 that the Acquisition has closed, December 31, 2016); and (y) the maturity date under the Term Credit Agreement; (iv) reduces the letter of credit sublimit to $75 million; (v) reduces each of the Canadian and US swing line sublimits to $10 million; and (vi) increases the applicable margin on the Company’s loans by 1% to the extent the borrowers’ total leverage ratio equals or exceeds 5.00:1.00.

The foregoing description of the Revolving Amendment is qualified in its entirety by reference to the full text of the amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Also, on February 29, 2016, the Company entered into Amendment No. 1 to the Term Credit Agreement (the “Term Amendment” and together with the Revolving Amendment, the “Amendments”). Pursuant to the Term Amendment, the Company’s obligations under the Term Credit Agreement are secured by substantially all of the assets of the Company and its subsidiaries that guarantee the obligations under its Revolving Credit Agreement.  In addition, the Term Amendment terminates the guarantee of the Company’s obligations under the Term Credit Agreement by its parent, Niska Sponsor Holdings Coöperatief U.A. (“Sponsor Holdings”), and the pledge by Sponsor Holdings over its equity interests in the Company and Niska Gas Storage Management LLC.

Both Amendments also incorporate a cross-default provision to any event of default under the Revolving Credit Agreement or the Term Credit Agreement, as applicable.

In connection with the Amendments, on February 29, 2016, the Company and its subsidiaries entered into the Intercreditor Agreement (the “Intercreditor Agreement”) with Royal Bank of Canada as Senior Priority Agent and Swan Finance LP as Junior Priority Agent.  The Intercreditor Agreement governs the relationship among the lenders under the Revolving Credit Agreement and the Term Credit Agreement with respect to the shared collateral.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1

Amendment No. 1 to Amended & Restated Credit Agreement, dated as of February 29, 2016, by and among Niska Gas Storage US, LLC and AECO Gas Storage Partnership, as borrowers, the other loan parties party thereto, Royal Bank of Canada, as administrative agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NISKA GAS STORAGE PARTNERS LLC

Dated: March 1, 2016	By:	/s/ Jason A. Dubchak
		Name:	Jason A. Dubchak
		Title:	Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1

Amendment No. 1 to Amended & Restated Credit Agreement, dated as of February 29, 2016, by and among Niska Gas Storage US, LLC and AECO Gas Storage Partnership, as borrowers, the other loan parties party thereto, Royal Bank of Canada, as administrative agent, and the lenders party thereto.